Smartsheet Inc. Announces Third Quarter Fiscal Year 2022 Results

•Third quarter total revenue grew 46% year over year to $144.6 million
•Third quarter net operating cash flow was negative $2.2 million, net free cash flow was negative $6.3 million

BELLEVUE, Wash. - December 2, 2021 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for dynamic work, today announced financial results for its third fiscal quarter ended October 31, 2021.

“This was a record quarter for Smartsheet on multiple financial and operational levels, including closing the highest number of large deals in a quarter and seeing the best bookings performance in our company’s history,” said Mark Mader, President and CEO of Smartsheet. “Our platform can scale from a simple project management tool used by a five-person firm to an enterprise SaaS platform that enables work across critical business systems at the largest companies in the world. Our business model and teams are primed to seize the enormous opportunity ahead of us to help global customers of all sizes transform how they work.”

Third Quarter Fiscal 2022 Financial Highlights

•Revenue: Total revenue was $144.6 million, an increase of 46% year over year. Subscription revenue was $132.6 million, an increase of 46% year over year. Professional services revenue was $12.0 million, an increase of 50% year over year.

•Operating Loss: GAAP operating loss was $36.0 million, or 25% of total revenue, compared to GAAP operating loss of $35.9 million, or 36% of total revenue, in the third quarter of fiscal 2021. Non-GAAP operating loss was $2.7 million, or 2% of total revenue, compared to non-GAAP operating loss of $15.0 million, or 15% of total revenue, in the third quarter of fiscal 2021.

•Net Loss: GAAP net loss was $36.7 million, compared to GAAP net loss of $32.0 million in the third quarter of fiscal 2021. GAAP net loss per share was $0.29, compared to GAAP net loss per share of $0.26 in the third quarter of fiscal 2021. Non-GAAP net loss was $3.4 million, compared to non-GAAP net loss of $15.1 million in the third quarter of fiscal 2021. Non-GAAP net loss per share was $0.03, compared to non-GAAP net loss per share of $0.12 in the third quarter of fiscal 2021.

•Cash Flow: Net operating cash flow was negative $2.2 million, compared to net operating cash flow of negative $5.2 million in the third quarter of fiscal 2021. Net free cash flow was negative $6.3 million, compared to net free cash flow of negative $8.8 million in the third quarter of fiscal 2021.

Third Quarter Fiscal 2022 Business Highlights

•Third quarter calculated billings were $161.6 million, representing year-over-year growth of 44%, or 50% year-over-year growth after adjusting for the $4.7 million of deferred revenue obtained from the Brandfolder acquisition in the third quarter of fiscal year 2021
•The number of all customers with annualized contract values ("ACV") of $5,000 or more grew to 14,228, an increase of 27% year over year
•The number of all customers with ACV of $50,000 or more grew to 2,078, an increase of 56% year over year

•The number of all customers with ACV of $100,000 or more grew to 868, an increase of 72% year over year
•Average ACV per domain-based customer increased to $6,368, an increase of 37% year over year
•Dollar-based net retention rate was 131%

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the fourth quarter of fiscal year 2022, the Company currently expects:
•Total revenue of $151 million to $152 million, representing year-over-year growth of 37% to 38%
•Calculated billings of $204 million to $205 million, representing year-over-year growth of 35% to 36%
•Non-GAAP operating loss of $20 million to $18 million
•Non-GAAP net loss per share of $0.16 to $0.14, assuming basic and diluted weighted average shares outstanding of approximately 126.5 million
•Net free cash flow of negative $6 million to negative $4 million

For the full fiscal year 2022, the Company currently expects:
•Total revenue of $544 million to $545 million, representing year-over-year growth of 41%
•Calculated billings of $641 million to $642 million, representing year-over-year growth of 42%
•Non-GAAP operating loss of $40 million to $38 million
•Non-GAAP net loss per share of $0.32 to $0.30, assuming basic and diluted weighted average shares outstanding of approximately 125 million
•Net free cash flow of negative $24 million to negative $22 million

For the full fiscal year 2023, the Company currently expects year-over-year growth in calculated billings of 37% to 40%.

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on December 2, 2021. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (877) 274-9243, or +1 (647) 689-5417 (outside of the US). The conference ID is 4984438. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 585-8367 or +1 (416) 621-4642 (outside of the US). The dial-in replay will be available until the end of day on December 9, 2021. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the fourth fiscal quarter and the full fiscal year ending January 31, 2022, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the impact of the COVID-19 pandemic, our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating loss as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, and litigation expenses and settlements related to matters that are outside the ordinary course of our business. We define non-GAAP net loss as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating loss. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on finance lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.

Definitions of Business Metrics
Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for dynamic work. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at
https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue
Subscription	$132,597	$90,890	$361,720	$251,675
Professional services	12,031	8,043	31,726	23,967
Total revenue	144,628	98,933	393,446	275,642
Cost of revenue
Subscription	18,253	17,417	55,155	41,894
Professional services	11,162	6,313	28,298	19,295
Total cost of revenue	29,415	23,730	83,453	61,189
Gross profit	115,213	75,203	309,993	214,453
Operating expenses
Research and development	41,151	32,369	116,704	86,449
Sales and marketing	83,114	59,197	231,613	167,759
General and administrative	26,928	19,530	79,567	51,672
Total operating expenses	151,193	111,096	427,884	305,880
Loss from operations	(35,980)	(35,893)	(117,891)	(91,427)
Interest income	12	14	35	1,433
Other income (expense), net	(651)	(25)	112	(105)
Loss before income tax provision (benefit)	(36,619)	(35,904)	(117,744)	(90,099)
Income tax provision (benefit)	99	(3,933)	214	(3,785)
Net loss and comprehensive loss	$(36,718)	$(31,971)	$(117,958)	$(86,314)
Net loss per share, basic and diluted	$(0.29)	$(0.26)	$(0.94)	$(0.72)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	126,118	121,203	125,157	120,006

Share-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss was as follows (in thousands, unaudited):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of subscription revenue	$1,629	$1,123	$4,726	$3,131
Cost of professional services revenue	1,034	576	2,648	1,575
Research and development	10,095	6,509	28,426	17,836
Sales and marketing	9,595	6,512	28,566	18,356
General and administrative	5,707	3,833	16,186	10,233
Total share-based compensation expense*	$28,060	$18,553	$80,552	$51,131
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$439,950	$442,200
Accounts receivable, net of allowances of $6,601 and $6,933, respectively	106,347	102,648
Prepaid expenses and other current assets	26,883	13,524
Total current assets	573,180	558,372
Restricted cash	17	18
Deferred commissions	79,528	60,529
Property and equipment, net	36,768	28,613
Operating lease right-of-use assets	70,723	81,081
Intangible assets, net	46,577	54,139
Goodwill	125,605	125,605
Other long-term assets	3,708	3,432
Total assets	$936,106	$911,789
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,751	$2,851
Accrued compensation and related benefits	48,057	47,861
Other accrued liabilities	23,110	17,263
Operating lease liabilities, current	17,959	17,059
Deferred revenue	266,534	222,689
Total current liabilities	357,411	307,723
Operating lease liabilities, non-current	61,824	71,925
Deferred revenue, non-current	1,214	1,308
Other long-term liabilities	3,904	3,904
Total liabilities	424,353	384,860
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of October 31, 2021 and January 31, 2021	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 126,466,698 shares issued and outstanding as of October 31, 2021; 500,000,000 shares authorized, 123,272,902 shares issued and outstanding as of January 31, 2021	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of October 31, 2021; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2021	—	—
Additional paid-in capital	1,001,148	898,366
Accumulated deficit	(489,395)	(371,437)
Total shareholders’ equity	511,753	526,929
Total liabilities and shareholders’ equity	$936,106	$911,789

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2021	2020
Cash flows from operating activities
Net loss	$(117,958)	$(86,314)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	80,067	50,953
Depreciation and amortization of property and equipment	7,664	8,942
Amortization of deferred commission costs	31,175	22,045
Unrealized foreign currency loss	136	97
Loss on disposal of assets	—	268
Amortization of intangible assets	7,562	3,490
Non-cash operating lease costs	11,101	8,517
Changes in operating assets and liabilities:
Accounts receivable	(3,704)	(6,310)
Prepaid expenses and other current assets	(13,085)	(2,891)
Other long-term assets	678	(5,975)
Accounts payable	(1,079)	(2,869)
Other accrued liabilities	6,257	(1,124)
Accrued compensation and related benefits	4,174	(9,486)
Deferred commissions	(50,174)	(28,489)
Other long-term liabilities	—	6,807
Deferred revenue	43,750	19,220
Operating lease liabilities	(9,924)	(7,733)
Net cash used in operating activities	(3,360)	(30,852)
Cash flows from investing activities
Proceeds from early termination of short-term investments	—	50,532
Purchases of long-term investments	(1,000)	—
Purchases of property and equipment	(9,169)	(2,663)
Capitalized internal-use software development costs	(5,509)	(5,973)
Payments for business acquisitions, net of cash acquired	—	(125,055)
Net cash used in investing activities	(15,678)	(83,159)
Cash flows from financing activities
Payments on principal of finance leases	—	(1,973)
Payments of deferred offerings costs	—	(59)
Proceeds from exercise of stock options	9,173	11,129
Taxes paid related to net share settlement of restricted stock units	(4,914)	(1,758)
Proceeds from Employee Stock Purchase Plan	12,969	10,737
Net cash provided by financing activities	17,228	18,076
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(134)	(52)
Net decrease in cash, cash equivalents, and restricted cash	(1,944)	(95,987)
Beginning of period	442,348	516,789
End of period	$440,404	$420,802

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

Supplemental disclosures
Cash paid for interest	$—	$114
Cash paid for income taxes	150	122
Right-of-use assets obtained in exchange for new operating lease liabilities	742	13,965
Accrued purchases of property and equipment (including internal-use software)	726	916
Share-based compensation expense capitalized in internal-use software development costs	1,495	1,505
Fair value of shares issued as consideration for acquisition	—	25,872

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020

	(dollars in thousands)
Loss from operations	$(35,980)	$(35,893)	$(117,891)	$(91,427)
Add:
Share-based compensation expense*	28,060	18,553	80,552	51,131
Amortization of acquisition-related intangible assets	2,517	1,786	7,551	3,475
One-time acquisition costs	—	558	17	900
Litigation expenses and settlements**	2,750	—	10,000	—
Non-GAAP operating loss	$(2,653)	$(14,996)	$(19,771)	$(35,921)

Operating margin	(25)%	(36)%	(30)%	(33)%
Non-GAAP operating margin	(2)%	(15)%	(5)%	(13)%
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
**Relates to matters that are outside the ordinary course of our business.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020

	(in thousands)
Net loss	$(36,718)	$(31,971)	$(117,958)	$(86,314)
Add:
Share-based compensation expense*	28,060	18,553	80,552	51,131
Amortization of acquisition-related intangible assets	2,517	1,786	7,551	3,475
One-time acquisition costs	—	558	17	900
Litigation expenses and settlements**	2,750	—	10,000	—
Release of valuation allowance	—	(4,014)	—	(4,014)
Non-GAAP net loss	$(3,391)	$(15,088)	$(19,838)	$(34,822)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
**Relates to matters that are outside the ordinary course of our business.

Anti-dilutive shares (in thousands)

	October 31,
	2021	2020
Shares subject to outstanding common stock awards	10,926	12,422
Shares issuable pursuant to the 2018 Employee Stock Purchase Plan	43	52
Total potentially dilutive shares	10,969	12,474

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020

	(in thousands)
Net cash used in operating activities	$(2,161)	$(5,249)	$(3,360)	$(30,852)
Less:
Purchases of property and equipment	(2,194)	(674)	(9,169)	(2,663)
Capitalized internal-use software development costs	(1,953)	(2,262)	(5,509)	(5,973)
Payments on principal of finance leases	—	(626)	—	(1,973)
Free cash flow	$(6,308)	$(8,811)	$(18,038)	$(41,461)

Reconciliation from revenue to calculated billings

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020

	(in thousands)
Total revenue	$144,628	$98,933	$393,446	$275,642
Add:
Deferred revenue (end of period)	267,748	182,683	267,748	182,683
Less:
Deferred revenue (beginning of period)	250,826	169,258	223,997	158,809
Calculated billings	$161,550	$112,358	$437,197	$299,516

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q4 FY 2022		FY 2022
	Low	High	Low	High

	(in millions)
Loss from operations	$(63.5)	$(61.5)	$(182.1)	$(180.1)
Add:
Share-based compensation expense*	41.0	41.0	122.0	122.0
Amortization of acquisition-related intangible assets	2.5	2.5	10.1	10.1
One-time acquisition costs	—	—	—	—
Litigation expenses and settlements**	—	—	10.0	10.0
Non-GAAP operating loss	$(20.0)	$(18.0)	$(40.0)	$(38.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
**Relates to matters that are outside the ordinary course of our business.

Reconciliation from GAAP to non-GAAP net loss guidance

	Q4 FY 2022		FY 2022
	Low	High	Low	High

	(in millions)
Net loss	$(63.5)	$(61.5)	$(182.1)	$(180.1)
Add:
Share-based compensation expense*	41.0	41.0	122.0	122.0
Amortization of acquisition-related intangible assets	2.5	2.5	10.1	10.1
One-time acquisition costs	—	—	—	—
Litigation expenses and settlements**	—	—	10.0	10.0
Release of valuation allowance	—	—	—	—
Non-GAAP net loss	$(20.0)	$(18.0)	$(40.0)	$(38.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
**Relates to matters that are outside the ordinary course of our business.

Source: Smartsheet Inc.

Smartsheet Inc.
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Aaron Turner
investorrelations@smartsheet.com

Media Contact
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pr@smartsheet.com